Execution Copy

Exhibit 10.12
Amendment No. 1 to Credit Agreement
          This Amendment No. 1, dated as of January 30, 2009 (this “Amendment”), among HLI Operating Company, Inc., a Delaware corporation (the “U.S. Borrower”), Hayes Lemmerz Finance LLC — Luxembourg S.C.A., a société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg (the “Luxembourg Borrower” and together with the U.S. Borrower, the “Borrowers”), Hayes Lemmerz International, Inc., a Delaware corporation (“Holdings”), and Citicorp North America, Inc. (“CNAI”), as Administrative Agent (as defined below) on behalf of each Lender executing a Lender Consent (as defined below), amends certain provisions of the Second Amended and Restated Credit Agreement, dated as of May 30, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Holdings, the Lenders and Issuers (in each case as defined therein) party thereto, CNAI, as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the other Loan Documents, the “Administrative Agent”), Deutsche Bank Securities Inc., as Syndication Agent, CNAI, as Documentation Agent, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Joint Book-Running Lead Managers and Joint Lead Arrangers.
W i t n e s s e t h:
          Whereas, the Borrowers have requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement as set forth herein; and
          Whereas, the Lenders party to the attached Lender Consent and the Administrative Agent agree, subject to the terms and conditions set forth herein, to amend the Credit Agreement as set forth herein;
          Now, Therefore, in consideration of the premises and the covenants and obligations contained herein the parties hereto agree as follows:
     SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT
          The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 4 (Conditions Precedent to the Effectiveness of this Amendment) hereof, hereby amended as follows:
          (a) Amendments to Article I (Definitions, Interpretation and Accounting Terms)
               (i) The definition of “Applicable Margin” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    “Applicable Margin” means:
               (a) with respect to the Revolving Loans maintained as (i) Eurocurrency Rate Loans, a rate equal to 6.00% per annum and (ii) Base Rate Loans, a rate equal to 5.25% per annum;
              (b) with respect to Term Loans maintained as Eurocurrency Rate Loans, a rate equal to 6.00% per annum.

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
               (ii) The definition of “EURIBOR” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    “EURIBOR” means, in relation to any Loan in Euro, the greater of (i) 3.50% and (i) (a) the applicable Screen Rate or (b) if no Screen Rate is available for the Interest Period of that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by three major banks selected by the Administrative Agent to leading banks in the European interbank market, at or about 11 a.m. Brussels time on the second full Business Day next preceding the first day of the relevant Interest Period in relation to which such rate is calculated.
               (iii) The definition of “German Foreign Receivables Purchase Program” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the words “in an amount not to exceed €20,000,000 at any time”.
               (iv) The definition of “Guaranty Obligations” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the first parenthetical thereto in its entirety and inserting in its place the following:
                    (or, with regard to trade payables not constituting Indebtedness, of a Foreign Subsidiary of such Person that is not a Foreign Subsidiary Guarantor)
               (v) The definition of “Investment” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:
                    ; provided, however, that in the case of the Loan Parties, “Investments” shall not include any Tax Planning Transactions.
               (vi) The definition of “LIBOR Rate” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    “LIBOR Rate” means, with respect to any Interest Period, the greater of (i) 2.50% and (ii) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period (or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period) by reference to the applicable Screen Rate for deposits in Dollars (as set forth by any service selected by the Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
               (vii) The definition of “Net Cash Proceeds” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
                    “Net Cash Proceeds” means proceeds received by any Loan Party or any of its Subsidiaries after the Effective Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under Section 8.4(a), (b), (c), (e), (f), (g), (h) or (i) (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale and (iv) in the case of an Asset Sale permitted under Section 8.4(j) of assets that were used in terminated operations, the reasonable cash costs incurred to terminate such operations, including severance and other employee termination or transfer costs, equipment decommissioning and refurbishing costs and costs for post-termination taxes, maintenance and services related to such assets; provided, however, that evidence of each of (i), (ii), (iii) and (iv) above is provided to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent or (b) Property Loss Event (other than a Property Loss Event arising solely from any loss of or damage to property owned by a Securitization SPV), in each case, net of brokers’ and advisors’ fees and other costs incurred in connection with such transaction.
               (viii) The definition of “Reinvestment Deferred Amount” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the words “Asset Sale or”.
               (ix) The definition of “Reinvestment Event” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the words “Asset Sale or”.
               (x) The definition of “Reinvestment Notice” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the words “an Asset Sale or” and inserting in their place “a”.
               (xi) The definition of “Reinvestment Prepayment Amount” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the words “, in the case of a Property Loss Event,”.
               (xii) The definition of “Reinvestment Prepayment Date” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the words “, in the case of a Property Loss Event,” from the parenthetical.
               (xiii) The following definitions are hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section:
                    “Amendment No. 1” means that certain Amendment No. 1, dated as of January 30, 2009, among the U.S. Borrower, the Luxembourg Borrower, Holdings and the Administrative Agent.
                    “Amendment No. 1 Effective Date” means January 30, 2009.
                    “New Second Lien Notes” has the meaning specified in Section 8.6(b) (Prepayment and Cancellation of Indebtedness).
                    “Tax Planning Transactions” means certain restructuring transactions among Holdings and its Subsidiaries to be entered into in connection with Holdings’ global tax planning as consented to by the Administrative Agent pursuant to Section 2 of Amendment No. 1.

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
          (b) Amendment to Article II (The Facilities).
               (i) Section 2.3(a) (Swing Loans) of the Credit Agreement is hereby amended by deleting “$35,000,000” and inserting in its place “$10,000,000”.
               (ii) Section 2.9(a) (Optional Prepayments) of the Credit Agreement is hereby amended by inserting the words “Subject to Section 8.6(b)(i) (Prepayment and Cancellation of Indebtedness)” at the beginning thereof.
          (c) Amendment to Article IV (Representations and Warranties)
               (i) Section 4.3(b) (Ownership; Subsidiaries) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting in its place the following:
                    All of the outstanding capital stock of the U.S. Borrower has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by the Parent, all of the outstanding capital stock of the Parent has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by Holdings, all of the outstanding capital stock of the Luxembourg Borrower has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by the U.S. Borrower and Hayes Lemmerz Finance LLC, in each case, free and clear of all Liens other than the Lien in favor of the Administrative Agent for the benefit of the Secured Parties created by the Collateral Documents.
               (ii) Section 4.8(a) (Taxes) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting in its place the following:
                    If any Tax Return of the U.S. Borrower or any of its Tax Affiliates is under audit or examination by any Governmental Authority and one or more material issues has arisen in the course of such audit or examination, an explanation of such issue or issues is provided in Schedule 4.8 (Taxes), as the same may be updated from time to time by written notice to the Administrative Agent.
               (iii) Section 4.8(b) (Taxes) of the Credit Agreement is hereby amended by deleting the words “the filing of any Tax Return or” from clause (i) thereof.
          (d) Amendments to Article V (Financial Covenants)
               (i) Section 5.1(a) (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    Maximum Leverage Ratio. Holdings shall maintain, as of the last day of each Fiscal Quarter set forth below, a Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending	Maximum Leverage
On or About	Ratio
July 31, 2007	4.50 to 1
October 31, 2007	4.50 to 1
January 31, 2008	4.00 to 1

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.

Fiscal Quarter Ending	Maximum Leverage
On or About	Ratio
April 30, 2008	4.00 to 1
July 31, 2008	3.75 to 1
October 31, 2008	3.75 to 1
January 31, 2009	5.50 to 1
April 30, 2009	5.75 to 1
July 31, 2009	7.00 to 1
October 31, 2009	7.25 to 1
January 31, 2010	5.50 to 1
April 30, 2010 and thereafter	3.00 to 1
               (ii) Section 5.1(b) (Minimum Interest Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    Minimum Interest Coverage Ratio. Holdings shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending	Minimum Interest
On or About	Coverage Ratio
July 31, 2007	2.00 to 1
October 31, 2007	2.00 to 1
January 31, 2008	2.25 to 1
April 30, 2008	2.25 to 1
July 31, 2008	2.50 to 1
October 31, 2008	2.50 to 1
January 31, 2009	2.25 to 1
April 30, 2009	1.75 to 1
July 31, 2009	1.55 to 1
October 31, 2009	1.35 to 1
January 31, 2010	2.15 to 1
April 30, 2010 and thereafter	3.50 to 1
               (iii) Section 5.1(c) (Capital Expenditures) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    Capital Expenditures. Holdings shall not make or incur, or permit to be made or incurred, Capital Expenditures (excluding Capital Expenditures funded with up to 50% of the proceeds of a Specified Asset Sale constituting a Reinvestment Event) during each of the Fiscal Years set forth below to be, in the aggregate, in excess of the maximum amount set forth below for such Fiscal Year:

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.

Maximum Capital
Fiscal Year Ending On or About	Expenditures
January 31, 2007	$110,000,000
January 31, 2008	$110,000,000
January 31, 2009	$90,000,000
January 31, 2010	$50,000,000
January 31, 2011	$75,000,000
January 31, 2012	$75,000,000
January 31, 2013	$75,000,000
January 31, 2014	$75,000,000
provided, that the cumulative Capital Expenditures for each Fiscal Quarter in the Fiscal Year ending on or about January 31, 2010 shall not, in the aggregate, exceed the maximum amount set forth below:

Maximum Cumulative
Capital
Fiscal Quarter Ending On or About	Expenditures
April 30, 2009	$15,000,000
July 31, 2009	$30,000,000
October 31, 2009	$40,000,000
January 31, 2010	$50,000,000
provided, further, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), 50% of the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year. Notwithstanding anything in this Section 5.1(c) to the contrary, (i) Capital Expenditures funded with the Net Cash Proceeds of a Property Loss Event, to the extent such Net Cash Proceeds are not required to prepay the loans pursuant to Section 2.10 (Mandatory Prepayments), will not be included in the calculation of Capital Expenditures for purposes of this Section 5.1(c), and (ii) if all or a portion of amounts payable in connection with a Permitted Acquisition is classified as a Capital Expenditure under GAAP, the amount so classified will not be included in the calculation of Capital Expenditures for purposes of this Section 5.1(c).
          (e) Amendments to Section 6.1 (Financial Statements). Section 6.1 (Financial Statements) of the Credit Agreement is hereby amended by inserting the following clauses (h), (i) and (j) at the end thereof:
                    (h) Cash Flow Forecast. Commencing on February 13, 2009, and every second Friday thereafter, a 13-week rolling cash flow forecast detailing cash receipts and cash disbursements on a weekly basis for the next 13 weeks, plus a comparison of the actual cash flows for the two most recently completed weeks to the most recent forecast for such weeks, the form of which shall be reasonably satisfactory to the Administrative Agent; provided, that such cash flow forecasts shall not be required after January 31, 2010.

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
                    (i)         Monthly Reports.  On or prior to the 30th day following the end of each month, financial information regarding Holdings and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of the preceding month and the related Consolidated unaudited statement of income for such month and that portion of the Fiscal Year ending as of the close of such month, prepared in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
                    (j) Preliminary Compliance Certificate. On or prior to June 1, 2009, a preliminary Compliance Certificate showing in reasonable detail the calculations used in determining the Leverage Ratio and demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) using the preliminary financial information (subject to adjustment in connection with the preparation of the final financial statements for the quarter) contained in the April 30, 2009 monthly financial statements delivered pursuant to clause (i) above.
          (f) Amendments to Section 7 (Affirmative Covenants)
               (i) Section 7.13 (Post-Closing Covenants) of the Credit Amendment is hereby amended and restated in its entirety to read as follows:
                    The Borrowers shall comply with the terms and conditions set forth on Schedule 7.13(a), Schedule 7.13(b) and Schedule 7.13(c).
               (ii) Section 7 (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting a new Section 7.15 (Compliance with Financial Covenants) at the end thereof:
                    Section 7.15 (Compliance with Financial Covenants). Holdings shall use commercially reasonable efforts to maintain compliance with its financial covenants, including, but not limited to, reducing its outstanding Indebtedness and Interest Expense.
          (g) Amendments to Section 8.1 (Indebtedness)
               (i) Section 8.1(c) (Indebtedness) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and by deleting the second proviso thereof in its entirety.
               (ii) Section 8.1(g) (Indebtedness) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    Indebtedness arising from intercompany loans (including Guaranty Obligations incurred by any Foreign Subsidiary of any Borrower with respect thereto under the Intercompany Guaranties); provided, however, that such intercompany loans are permitted (i) under Section 8.3(e) or Section 8.3(f) (Investments) and (ii) other intercompany Indebtedness incurred by any Foreign Subsidiary described on Exhibit K (2007 Corporate Restructuring);
               (iii) Section 8.1(k) (Indebtedness) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    (k) Guaranty Obligations in respect of trade payables of Foreign Subsidiaries that are not Foreign Subsidiary Guarantors not constituting Indebtedness and reimbursement obligations owed to issuers of credit insurance or bank guaranties covering such

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
trade payables; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such Guaranty Obligations and reimbursement obligations shall not exceed at any time $50,000,000;
               (iv) Section 8.1(m) (Indebtedness) of the Credit Agreement is hereby amended by deleting clause (i)(B) in its entirety.
               (v) Section 8.1(n) (Indebtedness) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
                    (n) secured or unsecured Indebtedness of the Borrowers or any Subsidiary Guarantor (including, without limitation, any New Second Lien Notes) not otherwise permitted under this Section 8.1; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $100,000,000 at any time; provided, further, that the terms and provisions of any intercreditor and subordination agreement to be entered into between the Administrative Agent and the agent for the lenders under such Indebtedness shall be reasonably satisfactory to the Requisite Lenders.
          (h) Amendments to Section 8.4 (Sale of Assets). The first paragraph of Section 8.4 (Sale of Assets) of the Credit Agreement is hereby amended by deleting the second parenthetical thereof and inserting in its place the following:
                    (any such disposition, not including any Tax Planning Transactions, being an “Asset Sale”)
          (i) Amendments to Section 8.5 (Restricted Payments). Section 8.5(a) (Restricted Payments) of the Credit Agreement is hereby amended by inserting the following parenthetical at the end thereof:
                    (or, where any Subsidiary is a joint venture with another Person, Restricted Payments by such Subsidiary to another Subsidiary and such other Person in accordance with their respective equity interests in such joint venture Subsidiary)
          (j) Amendments to Section 8.6 (Prepayment and Cancellation of Indebtedness)
               (i) Section 8.6(b) (Prepayment and Cancellation of Indebtedness) of the Credit Agreement is hereby amended by adding the following proviso to the end of clause (i):
                    provided, that neither Borrower shall deliver any notice of prepayment of an Revolving Loans, or prepay any Revolving Loans, in accordance with Section 2.9(a) (Optional Prepayments) unless (A) EBITDA for the twelve full calendar months preceding the date of the notice of such prepayment (and the date of the prepayment) exceeds $200,000,000 and (B) such notice of prepayment is accompanied by a certificate of Responsible Officer of the U.S. Borrower showing in reasonable detail the calculations in determining EBITDA on such dates.
               (ii) Section 8.6(b) (Prepayment and Cancellation of Indebtedness) of the Credit Agreement is hereby amended by adding the parenthetical “(other than the Senior Notes or the New Second Lien Notes)” to the end of clause (viii).
               (iii) Section 8.6(b) (Prepayment and Cancellation of Indebtedness) of the Credit Agreement is hereby amended by inserting the following clause (xiii) at the end thereof:

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
               (xiii) exchange all or a portion of the Senior Notes for new notes or loans (the “New Second Lien Notes”), provided, however, that (1) the aggregate principal amount of New Second Lien Notes shall not exceed the aggregate principal amount of the Senior Notes, (2) the maturity date of any New Second Lien Notes shall not be earlier than the maturity date of the Senior Notes, (3) any Liens securing the New Second Lien Notes shall be permitted under Section 8.2(j), (4) any such transaction or series of transactions pursuant to this clause (xiii) shall not increase the Cash Interest Expense of Holdings, and (5) the other terms and provisions of the New Second Lien Notes shall be reasonably satisfactory to the Administrative Agent;
          (k) Amendments to Section 11.2 (Assignments and Participations. Section 11.2(a) (Assignments and Participations) of the Credit Agreement is hereby amended by deleting clause (iii) thereof and inserting in its place the following:
                    (iii) in the case of an assignment with respect to a Revolving Loan, if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrowers (which consent shall not be unreasonably withheld or delayed);
          (l) Amendments to Schedules. The Schedules to the Credit Agreement are hereby amended by inserting a new Schedule II as set forth as Exhibit C hereto and a new Schedule 7.13(c) as set forth as Exhibit D hereto.
     SECTION 2. CONSENT TO TAX TRANSACTIONS
          Effective as of the Amendment No. 1 Effective Date and subject to the satisfaction (or due waiver) of the conditions set forth in Section 4 (Conditions Precedent to the General Effectiveness of this Amendment) hereof, the Lenders party to the Lenders’ Consent, constituting the Requisite Lenders, hereby agree that certain restructuring transactions among Holdings and its Subsidiaries to be entered into in connection with Holdings’ global tax planning (the “Tax Planning Transactions”) may be consented to by the Administrative Agent (not to be unreasonably withheld) on behalf of the Requisite Lenders and that such Tax Planning Transactions shall not constitute “Investments” or “Asset Sales” for purposes of the limitations in Section 8.3 (Investments) and Section 8.4 (Sale of Assets) of the Credit Agreement; provided, however, that the Administrative Agent shall withhold its consent (and shall be deemed to be acting reasonably in withholding such consent) to any such transactions that (i) adversely affect the perfection or priority of the Liens granted pursuant to the Collateral Documents, except to the extent any such Liens are replaced by perfected Liens with the same priority on assets with substantially equivalent value, as determined by the Administrative Agent in its sole discretion, (ii) adversely affect the value of any Collateral, including any Stock pledged pursuant to the Collateral Documents, except to the extent any such Collateral is replaced with assets with substantially equivalent value, as determined by the Administrative Agent in its sole discretion, or (iii) release any Subsidiary Guarantors from its Obligations under the Guaranty or any Foreign Guaranty, as applicable, except to the extent any such guaranty is replaced with a replacement guaranty or other credit support with substantially equivalent value, as determined by the Administrative Agent in its sole discretion.
     SECTION 3. FINANCIAL ADVISOR, ETC.
          The Borrowers agree that the Requisite Lenders may appoint one financial advisor for the Lenders reasonably satisfactory to the Borrowers pursuant to engagement documentation and related documentation satisfactory to the Requisite Lenders (including provision for the Ad Hoc Committee (as defined below), the Term Lenders or the Revolving Lenders (or counsel to the Ad Hoc Committee or

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
counsel to the Lenders) separately to instruct the Financial Advisor to produce work product solely for the benefit of the Ad Hoc Committee (as defined below), the Term Lenders or the Revolving Lenders, as the case may be). The U.S. Borrower agrees upon demand to pay, or reimburse the Lenders (or the Administrative Agent on behalf of the Lenders) for, the reasonable fees and expenses of such financial advisor.
          The U.S. Borrower agrees upon demand to pay, or reimburse the Ad Hoc Committee (as defined below) for, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the ad hoc committee of Lenders constituting Requisite Lenders specified in a letter to Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Borrowers dated January 30, 2009 (as the composition of such ad hoc committee may change from time to time, the “Ad Hoc Committee”).
     SECTION 4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT
          This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied (the “Amendment No. 1 Effective Date”) or duly waived by the Administrative Agent:
          (a) Certain Documents. The Administrative Agent shall have received each of the following, each dated the Amendment No. 1 Effective Date (unless otherwise agreed by the Administrative Agent), in form and substance satisfactory to the Administrative Agent:
               (i) this Amendment, executed by the Borrowers, Holdings and the Administrative Agent;
               (ii) the Consent and Agreement, in the form attached hereto as Exhibit A (each, a “Subsidiary Consent”), executed by each of the Guarantors;
               (iii) the Acknowledgment and Consent, in the form attached hereto as Exhibit B (each, a “Lender Consent”), executed by the Lenders which, when combined, constitute the Requisite Lenders;
               (iv) a certificate of a Responsible Officer to the effect that each of the conditions set forth in clauses (c), (d), and (e) below has been satisfied;
               (v) except as set forth on Schedule 7.13(c), such amendments to, confirmations of and consents to the Foreign Collateral Documents as are necessary to preserve the Administrative Agent’s valid and perfected security interest in the Foreign Collateral; and
               (vi) such additional documentation as the Lenders party to the Lenders’ Consent or the Administrative Agent may reasonably require.
          (b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Administrative Agent and each Lender;
          (c) Representations and Warranties. Each of the representations and warranties contained in Article IV (Representations and Warranties) of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof and the

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
Amendment No. 1 Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the consents and waivers set forth herein;
          (d) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default (except for those that may have been duly waived) shall have occurred and be continuing, either on the date hereof or on the Amendment No. 1 Effective Date;
          (e) No Litigation. No litigation shall have been commenced against any Loan Party or any of its Subsidiaries, either on the date hereof or the Amendment No. 1 Effective Date, seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment or the Credit Agreement or any Loan Document, in either case as amended hereby; and
          (f) Fees and Expenses Paid. The Borrowers shall have paid all Obligations due, after giving effect to this Amendment, on or before the later of the date hereof and the Amendment No. 1 Effective Date including, without limitation, the fees set forth in Section 6 (Fees and Expenses) hereof and all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents) and all other costs, expenses and fees due under any Loan Document.
     SECTION 5. REPRESENTATIONS AND WARRANTIES
          On and as of the date hereof and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment and the completion of the post-closing covenants set forth on Schedule 7.13(c), the Borrowers hereby represent and warrant to the Administrative Agent and each Lender as follows:
          (a) this Amendment has been duly authorized, executed and delivered by the Borrowers and consented to by each Guarantor and constitutes a legal, valid and binding obligation of the Borrowers and each Guarantor, enforceable against the Borrowers and each Guarantor in accordance with its terms and the Credit Agreement as amended by this Amendment and constitutes the legal, valid and binding obligation of the Borrowers and each Guarantor, enforceable against the Borrowers and each Guarantor in accordance with its terms;
          (b) each of the representations and warranties contained in Article IV (Representations and Warranties) of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof and the Amendment No. 1 Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein;
          (c) no Default or Event of Default has occurred and is continuing (except for those that are duly waived); and

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
          (d) no litigation has been commenced against any Loan Party or any of its Subsidiaries seeking to restraint or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment, the Credit Agreement or any Loan Document, in each case as amended hereby (if applicable).
     SECTION 6. FEES AND EXPENSES
          (a) As consideration for the execution of this Amendment, the Borrowers and each other Loan Party jointly and severally agrees to pay to the Administrative Agent for the account of each Lender for which the Administrative Agent shall have received (by facsimile or otherwise) an executed Lender Consent (or a release from escrow of a Lender Consent previously delivered in escrow) for this Amendment by 5 p.m. (New York time) on January 29, 2009 (or such later date or time as the Administrative Agent and the Borrowers may agree), an amendment fee equal to 0.50% of the sum of such Lender’s Revolving Credit Commitments then in effect plus the amount of such Lender’s outstanding Term Loans.
          (b) The Borrowers and each other Loan Party agrees to pay on demand all reasonable and documented costs and expenses of (i) the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents, and (ii) the reasonable fees and out-of-pocket expenses of one additional counsel for the Lenders with respect to the negotiation of this Amendment.
     SECTION 7. REFERENCE TO THE EFFECT ON THE LOAN DOCUMENTS
          (a) As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date.
          (b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Issuers, Arranger or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          (d) This Amendment is a Loan Document.
     SECTION 8. EXECUTION IN COUNTERPARTS
          This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of

Amendment no. 1 to Credit Agreement
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC — Luxembourg S.C.A.
which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 9. GOVERNING LAW
          This Amendment shall be governed by and construed in accordance with the law of the State of New York.
     SECTION 10. SECTION TITLES
          The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.
     SECTION 11. NOTICES
          All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guaranty.
     SECTION 12. SEVERABILITY
          The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person
     SECTION 13. SUCCESSORS
          The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     SECTION 14. WAIVER OF JURY TRIAL
          Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.
[Signature Pages Follow]

          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

HLI Operating Company, Inc., as U.S. Borrower

By:	/s/ Mark A. Brebberman

Name: Mark A Brebberman
Title: CFO

Hayes Lemmerz Finance LLC — Luxembourg S.C.A., as Luxembourg Borrower

By : Hayes Lemmerz Finance LLC, its Managing Partner

By:	/s/ Mark A. Brebberman

Name: Mark A Brebberman
Title: CFO

Hayes Lemmerz International, Inc., as Holdings

By:	/s/ Mark A. Brebberman

Name: Mark A Brebberman
Title: CFO

Citicorp North America Inc., as Administrative Agent

By:	/s/ Brendan Mackay

Name: Brendan Mackay
Title: Vice President